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                            STERLING SOFTWARE, INC.                   EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE
                     THREE MONTHS ENDED DECEMBER 31, 1995
                 (in thousands, except per share information)

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
                                                                                                    Fully
                                                                                      Primary      Diluted
                                                                                      -------      -------
Earnings:
   Earnings applicable to common stockholders...................................      $21,307      $21,307
   Add:  Interest expense on amounts outstanding for the 5 3/4% Convertible
            Subordinated Debentures (net of applicable income taxes)............          218        1,160
                                                                                      -------      -------
                                                                                      $21,525      $22,467
                                                                                      =======      =======
Shares:
   Weighted average of shares outstanding.......................................       26,630       26,630
   Add common shares issued on assumed exercise of options and warrants.........        8,616        8,616
   Less common shares assumed repurchased.......................................       (5,333)      (5,074)
                                                                                      -------      -------
                                                                                       29,913       30,172
                                                                                      =======
Common shares issued on assumed conversion of 5 3/4% Convertible
   Subordinated Debentures......................................................                     4,052
                                                                                                   -------
                                                                                                    34,224
                                                                                                   =======
Earnings per common share:
   Primary......................................................................      $   .72
                                                                                      =======
   Fully diluted................................................................                      $.66
                                                                                                   =======
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